Exhibit 99.1

Lucira Health to Participate in William Blair 41st Annual Growth Stock Conference

May 25, 2021

EMERYVILLE, Calif., May 25, 2021 (GLOBE NEWSWIRE) -- Lucira Health, Inc. (“Lucira Health” or “Lucira”) (NASDAQ: LHDX), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits, today announced that the company will be participating in the William Blair 41st Annual Growth Stock Conference.

Lucira Health’s management is scheduled to participate in the conference on Wednesday, June 2, 2021, at 10:40 a.m. PT / 1:40 p.m. ET. Interested parties can access the live and archived webcast at ir.lucirahealth.com.

About Lucira Health

Lucira Health is a medical technology company focused on the development and commercialization of transformative and innovative infectious disease test kits. Lucira’s testing platform produces lab quality molecular testing in a single-use, consumer-friendly, palm size test kit powered by two AA batteries. Lucira designed its test kits to provide accurate, reliable and on-the-spot molecular tests results anywhere and anytime. The LUCIRA CHECK IT (OTC) and LUCIRA COVID-19 All-In-One (RX) Test Kits are designed to provide a clinically relevant COVID-19 result within 30 minutes from sample collection. For more information, visit www.lucirahealth.com.

Investor Contact

Greg Chodaczek Investorrelations@lucirahealth.com 347-620-7010

Media Contact

Kevin Knight media@lucirahealth.com 206-451-4823